EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.0004 per share, of Elevate Credit, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 14th day of February, 2019.

TCV V, L.P.
a Delaware limited partnership,

Technology Crossover Management V, L.L.C.
a Delaware limited liability company, its
General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

TCV member fund, L.P.
a Cayman Islands exempted limited partnership,

Technology Crossover Management V, L.L.C.
a Delaware limited liability company, its
General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

technology crossover management v, l.l.c.
a Delaware limited liability company,

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

TCV management 2004, l.l.c.
a Delaware limited liability company,

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

Jay c. hoag

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact

Richard H. Kimball

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact

John L. Drew

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact

jon Q. reynolds, jr.

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Attorney in Fact